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                                                                    EXHIBIT 99.1

                           [WESTPORT RESOURCES LOGO]

                         WESTPORT RESOURCES CORPORATION
                           410 17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202

WESTPORT DECLARES FOURTH QUARTER DIVIDEND ON 6.5% CONVERTIBLE PREFERRED STOCK

Denver, Colorado - November 28, 2001 - The Board of Directors of Westport Resources Corporation (NYSE: WRC) today declared the fourth quarter 2001 dividend of $0.40625 per share per quarter on the 6.5% Preferred Stock of the Company (NYSE: WRC_P), payable December 17, 2001 to shareholders of record as of December 7, 2001.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

                          FORWARD - LOOKING STATEMENTS

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this material.